Exhibit (a)(1)(N)

News Release

Boeing Defense, Space & Security
P.O. Box 516
St. Louis, MO 63166
www.boeing.com
Boeing Successfully Completes Acquisition of Argon ST
     ST. LOUIS, Aug. 5, 2010 – The Boeing Company [NYSE: BA] today completed its acquisition of Argon ST Inc. [NASDAQ: STST]. Argon ST, based in Fairfax, Va., develops C4ISR (Command, Control, Communications, Computers, Intelligence, Surveillance, and Reconnaissance) and combat systems. Boeing on June 30 announced its intent to acquire Argon ST as part of the company’s strategy to expand its capabilities to address the C4ISR, cyber and intelligence markets.
     As a result of the merger, Argon ST is now a wholly owned subsidiary of Boeing and a new division of Boeing Network & Space Systems, a business within the Boeing Defense, Space & Security operating unit.
     Immediately prior to the merger, Vortex Merger Sub Inc., a wholly owned subsidiary of Boeing, successfully completed its cash tender offer to purchase all of the outstanding shares of common stock of Argon ST. Based on information from the depositary for the tender offer, as of the expiration of the tender offer at 12:00 midnight, Eastern time, at the end of the day on Wednesday, Aug. 4, 2010, 20,055,713 shares of common stock of Argon ST (excluding shares to be delivered pursuant to notices of guaranteed delivery), representing approximately 91 percent of the shares outstanding and 83 percent of the shares outstanding on a fully diluted basis, were validly tendered and not validly withdrawn prior to the expiration of the tender offer. All such shares have been accepted for payment in accordance with the terms of the tender offer.
     In order to effect the short-form merger with Argon ST, Vortex Merger Sub exercised its option to purchase 16,600,352 shares of Argon ST common stock, which is the number of shares sufficient to cause Vortex Merger Sub to own one share more than 90 percent of the shares outstanding on a fully diluted basis immediately after the exercise of such option.
     Shareholders of Argon ST will receive $34.50 in cash, without interest and less any applicable withholding taxes, for each share of Argon ST common stock.
     A unit of The Boeing Company, Boeing Defense, Space & Security is one of the world’s largest defense, space, and security businesses specializing in innovative and capabilities-driven customer solutions, and the world’s largest and most versatile manufacturer of military aircraft. Headquartered in St. Louis, Boeing Defense, Space & Security is a $34 billion business with 68,000 employees worldwide.
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News Release
Forward-Looking Information Is Subject to Risk and Uncertainty
Certain statements in this release may be “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “expects,” “plans,” “intends,” “projects,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions are used to identify these forward-looking statements. Examples of forward-looking statements regarding the acquisition of Argon ST include, but are not limited to, statements regarding future business prospects, our guidance relating to 2010 and 2011 financial and operating performance, product development, and benefits and synergies of the transaction, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based upon assumptions about future events that may not prove to be accurate. These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. As a result, these statements speak to events only as of the date they are made and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by federal securities laws. Specific factors that could cause actual results to differ materially from forward-looking statements include, but are not limited to, the effect of economic conditions in the United States and globally, our ability to successfully integrate Argon ST’s business and realize anticipated synergies, and other important factors disclosed previously and from time to time in our filings with the Securities and Exchange Commission.
Contact:
David Sidman
Boeing Communications
314-406-1818
david.sidman@boeing.com